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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (File Nos. 333-21425, 333-44102, 333-49662, 333-51548, 333-57180, 333-57180-01, 333-68508, 333-68508-01, 333-73223, 333-83087 and 333-104488) and on Forms S-8 (File Nos. 333-33999, 333-34001, 333-48476, 333-54692, 333-62496, 333-69323, 333-74397, 333-75037, 333-75713, 333-80391, 333-90345, 333-93261, 333-95595, 333-107488, 333-107489 and 333-113943) of Tyco International Ltd. and subsidiaries of our report dated November 4, 2003, except as to the impact of Discontinued Operations disclosed in Note 4, for which the date is December 9, 2005, relating to the consolidated financial statements and financial statement schedule for the year ended September 30, 2003, which appears in this Annual Report on Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

New York, New York
December 9, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM